Fourth Quarter and Year-End 2022 Financial Results & Business Update February 16, 2023 Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes plc’s (the “Company”) expectations concerning its future financial, commercial and operating performance, business plans or prospects, including its assumptions regarding royalty payments on sales of XEPLION®, TREVICTA® and BYANNLI® through May 2023, and expectations concerning revenue growth, value creation and profitability; the Company’s plans to separate its neuroscience and oncology businesses, including the anticipated timing, structure, costs and benefits of the proposed separation and expectations concerning the anticipated business profiles and future financial and operating performance, business plans or prospects of the two businesses if separated; and the potential therapeutic and commercial value of the Company’s products and product candidates. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements contained in this presentation are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: the Company may not be able to achieve its targeted financial and profitability metrics in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic on the Company’s business, results of operations or financial condition; the Company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect the planned separation of the Company’s neuroscience and oncology businesses; disruption to the Company’s operations resulting from the planned separation; the Company may be unable to make, on a timely or cost-effective basis, the changes necessary to separately operate its neuroscience and oncology businesses; the planned separation may adversely impact the Company’s ability to attract or retain key personnel; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation or other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the Company’s products or products using the Company’s proprietary technologies, including the arbitration proceedings with Janssen Pharmaceutica N.V. (“Janssen”); clinical development activities may not be completed on time or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (“FDA”) or other regulatory authorities may not agree with the Company’s regulatory approval strategies or components of the Company’s marketing applications and may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the Company’s products or an increase in the Company’s financial obligations to government payers; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, and on the Company’s website at www.alkermes.com in the ‘Investors – SEC filings’ section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including non-GAAP net income and non-GAAP earnings per share. The Company provides these non-GAAP financial measures of the Company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix of this presentation. Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (TM), including ARISTADA®, ARISTADA INITIO® , LYBALVI® and VIVITROL®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Agenda Introduction Sandy Coombs, SVP, Investor Relations & Corporate Affairs Q4 & FY 2022 Commercial Review Todd Nichols, Chief Commercial Officer Q4 & FY 2022 Financial Results; 2023 Financial Expectations; Updated Profitability Targets Iain Brown, Chief Financial Officer 2023 Outlook; Update on Proposed Separation of Oncology Business Richard Pops, Chief Executive Officer Q&A

2022 Commercial Review

Topline Growth and Diversification Reflect Evolving Business *Inclusive of ARISTADA INITIO® **Licensed product (royalty & manufacturing revenue) Key Product Revenues ($M)

LYBALVI® Prescription Growth Trends



Post-Launch TRx by Week*
(Through 2/3/23)
2,750
2,500
2,250
2,000
1,750
1,500
1,250
1,000
750
500
250
0
TRx
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59 61 63 65 67
Week

Q4'22 total TRx:

- ~28,400 reflecting 23% sequential growth compared to Q3'22

~7,600 prescribers had written a prescription for LYBALVI (as of 12/31/22) since launch reflecting 27% increase since Q3'22

*Source: IQVIA NPA Weekly

Alkermes | 6
© 2023 Alkermes. All rights reserved.

LYBALVI® Performance and Expectations *These expectations are provided by the Company on Feb. 16, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. LYBALVI Quarterly Net Sales ($M) Q4’22 net sales of $34.9M reflect 29% sequential growth compared to Q3’22 Q4’22 gross-to-net deductions: ~25%, primarily reflecting the continuation of less restrictive initial commercial payer coverage FY’22 net sales of $96.0 million in first full year of launch Outlook: FY’23 net sales expected to range from $180M – $205M*

ARISTADA® Performance and Expectations ARISTADA Quarterly Net Sales ($M)* Q4’22 year-over-year net sales increased 1% to $79.2M FY’22 year-over-year net sales increased 10% to $302.1M Gross-to-net deductions: 54.2% in FY’22, compared to 53.7% in FY’21 Outlook: FY’23 net sales expected to range from $315M – $345M†* *Inclusive of ARISTADA INITIO® † These expectations are provided by the Company on Feb. 16, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

ARISTADA® Prescription Growth Trends ARISTADA Quarterly TRx MOT* Q4’22 year-over-year growth of 7% on TRx months of therapy (MOT) basis Market Share: TRx MOT: 10% of atypical LAI market prescriptions in Q4’22 *Source: IQVIA NPA

VIVITROL® Performance and Expectations *These expectations are provided by the Company on Feb. 16, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. VIVITROL Quarterly Net Sales ($M) Q4’22 year-over-year net sales increased 11% to $102.0M FY’22 year-over-year net sales increased 10% to $379.5M Gross-to-net deductions: 50.0% in FY’22, compared to 51.5% in FY’21 Outlook: FY’23 net sales expected to range from $380M – $410M*

Q4 & FY 2022 Financial and Operational Performance

In millions FY 2022 Financial Results Summary** Total Revenue In millions GAAP Net Loss In millions Non-GAAP Net Income* *Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation. **In FY22, royalty revenues from INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® (the “long-acting INVEGA products”) were $115.7 million, compared to $303.1 million in FY21. This decrease was driven by Janssen’s partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. The Company and Janssen are engaged in ongoing arbitration proceedings related to, among other things, Janssen’s royalty and other obligations under the license agreement.

Q4 2022 Revenue Summary Amounts in the table above may not sum due to rounding. *Inclusive of ARISTADA INITIO® **In Q4'22, royalty revenues from long-acting INVEGA products were $25.2 million, compared to $81.1 million in Q4’21. This decrease was driven by Janssen’s partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. The Company and Janssen are engaged in ongoing arbitration proceedings related to, among other things, Janssen’s royalty and other obligations under the license agreement. †LYBALVI was commercially launched in October 2021.

2022 Revenue Summary Amounts in the table above may not sum due to rounding. *Inclusive of ARISTADA INITIO® ** In FY22, royalty revenues from long-acting INVEGA products were $115.7 million, compared to $303.1 million in FY21. This decrease was driven by Janssen’s partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. The Company and Janssen are engaged in ongoing arbitration proceedings related to, among other things, Janssen’s royalty and other obligations under the license agreement. †LYBALVI was commercially launched in October 2021.

Alkermes: 2023 Financial Expectations* *These expectations are provided by the Company on Feb. 16, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. ‡Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix of this presentation. Total Revenues Breakdown: Expected net sales of proprietary products: VIVITROL® net sales of $380M – $410M ARISTADA® net sales of $315M – $345M LYBALVI® net sales of $180M – $205M Assumes $25M – $30M of royalties related to sales of XEPLION®, TREVICTA® and BYANNLI® outside the U.S. through May 2023

2023 Financial Expectations* Breakdown *These expectations, provided by the Company on Feb. 16, 2023 and effective only as of such date, reflect the mid-points within the ranges of 2023 guidance provided by the Company on Feb. 16, 2023 and are intended to provide a framework for understanding the costs associated with various elements of the business. The Company expressly disclaims any obligation to update or reaffirm these expectations.

Updated Profitability Targets Reflect One-Year Acceleration of Previously Provided Targets

Updated Profitability Targets		
	FY'24	FY'25
NGNI/Revenue*	25%	30%
EBITDA/Revenue*	20%	25%

- Planned separation of oncology business is expected to enhance profitability of remaining neuroscience business†
- These financial expectations reflect removal of all royalties from worldwide sales of long-acting INVEGA products



Updated Profitability Targets
Accelerated by one year
~15-20%
~25%
~25%
~30%
~30%
Accelerated
Accelerated
2024E
2025E
2026E
Prior Target
Updated Target

*The Company is not providing reconciliations of, or comparable GAAP measures for, forward-looking non-GAAP profitability targets because the comparable GAAP measures are not determinable without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain future financial amounts necessary for such reconciliations, which amounts could have a significant impact on the Company's future financial results, including such non-GAAP profitability targets and the comparable GAAP financial measures.

†Assuming separation of the Company's oncology business is effected through a spin-off of the oncology business into an independent, publicly-traded company.

NGNI: Non-GAAP net income; EBITDA: Earnings before interest, tax, depreciation, amortization; earnings include share-based compensation expense.

Alkermes | 17
© 2023 Alkermes. All rights reserved.

2023 Outlook & Planned Separation Update

Clear Priorities to Unlock Value in 2023 2023 Business Priorities and Value Drivers Drive launch of LYBALVI® Continued execution of commercial strategy and investment in DTC campaign Advance orexin 2 receptor agonist Establish initial safety and tolerability profile and generate initial clinical proof-of-concept data for ALKS 2680 Separate oncology business Clarify value proposition for standalone neuroscience and oncology businesses DTC: Direct-to-consumer

Post-Separation Alkermes* Pure-Play, Commercial-Stage Neuroscience Company Separation expected to enhance profitability Builds on Alkermes’ innovation and excellence in neuroscience *Assuming separation of the Company’s oncology business is effected through a spin-off of the oncology business into an independent, publicly-traded company Proprietary Products Topline primarily driven by growth of proprietary commercial products in addiction and psychiatry Complex manufacturing capabilities Development Pipeline Early-stage neuroscience pipeline ALKS 2680, orexin 2 receptor agonist in phase 1 Portfolio of preclinical neuroscience assets Commercial Capabilities Established commercial capabilities in complex psychiatry and addiction markets Opportunity to capture further operating leverage

Appendix Confidential, Internal Use Only

Appendix: Financial Results GAAP to Non-GAAP Adjustments Amounts in the table above may not sum due to rounding.

Appendix: 2023 Guidance GAAP to Non-GAAP Adjustments Projected GAAP and non-GAAP measures reflect the mid-points within the Company’s financial expectations ranges. +2023 per share expectations are calculated based on a weighted average basic share count of approximately 166.5 million shares outstanding and a weighted average diluted share count of approximately 171.5 million shares outstanding.

www.alkermes.com